Exhibit 99(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated April 22, 2005 in the Registration Statement on Form N-2 of Madison Strategic Sector Premium Fund declared effective on April 26, 2005 (Registration Nos. 333-122663 and 811-21713). We also consent to the incorporation by reference of the reference to our firm under the caption “Counsel and Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ GRANT THORNTON LLP

Chicago, Illinois
April 27, 2005